  As filed with the Securities and Exchange Commission on December 23, 1997.

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      ----------------------------------

                          FAIRFIELD COMMUNITIES, INC.
            (Exact name of Registrant as specified in its charter)
          Delaware                                  71-0390438
   (State of incorporation)             (I.R.S. Employer Identification No.)

                         11001 Executive Center Drive
                          Little Rock, Arkansas 72211
                                (501) 228-2700
  (Address and telephone number of Registrant's principal executive offices)

                      ----------------------------------

            Marcel J. Dumeny                            With a copy to:
Senior Vice President and General Counsel               Mark V. Minton
      11001 Executive Center Drive                Jones, Day, Reavis & Pogue
      Little Rock, Arkansas 72211                 2300 Trammell Crow Center
             (501) 228-2700                             2001 Ross Avenue
      (Name, address, and telephone                   Dallas, Texas  75201
      number of agent for service)                       (214) 220-3939

                      ----------------------------------

Approximate date of commencement of proposed sale to the public: The securities being registered on this Form are to be offered and sold from time to time after the effective date of the Registration Statement by a selling stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                   Amount       Proposed Maximum   Proposed Maximum
           Title of Securities to                   to be        Offering Price   Aggregate Offering  Amount of Registration
                be Registered                    Registered        per Share            Price                 Fee (1)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share (2)      4,025,597  (2)    $41.59375        $161,370,768.90         $47,604.38
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) based upon the average high and low prices of shares of Common
    Stock on the Composite Tape of the New York Stock Exchange, Inc. on December
    18, 1997 in the case of outstanding shares and pursuant to Rule 457(h) upon the stated exercise price in the case of shares subject to options.
(2) Includes associated share purchase rights pursuant to a Rights Agreement adopted by the Registrant.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY
DETERMINE.

============================================================================================================================

                Subject to Completion, Dated December 23, 1997

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS
                               4,025,597 SHARES

                          FAIRFIELD COMMUNITIES, INC.

                                 COMMON STOCK

    This Prospectus relates to an aggregate of up to 4,025,597 shares (the "Shares") of Common Stock, par value $0.01 per share ("Common Stock"), of Fairfield Communities, Inc. (the "Company") that may be offered by Ralph P. Muller, R & A Partnership, Ltd., a Texas limited partnership ("R&A"), or Kevin Sheehan (collectively, the "Selling Stockholders") from time to time. The Company will receive no part of the proceeds from sales of the Shares by the Selling Stockholders.

    The Shares are listed on the New York Stock Exchange (the "NYSE") under the trading symbol "FFD."

                 --------------------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

                 ---------------------------------------------

    The Shares will be sold either directly by the Selling Stockholders or through brokers, dealers, or agents. At the time any particular offer of Shares is made, if and to the extent required, the specific number of Shares offered, the offering price, and the other terms of the offering, including the names of any brokers, dealers, or agents involved in the offering and the compensation, if any, of such brokers, dealers, or agents, will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith.

    Unless this Prospectus is accompanied by a Prospectus Supplement stating otherwise, offers and sales may be made pursuant to this Prospectus only in ordinary broker's transactions made on the NYSE in transactions involving ordinary and customary brokerage commissions.

    The Company will bear all expenses in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), and the listing on the NYSE of the Shares. The Selling Stockholders will bear all other expenses in connection with sales of the Shares. The Company and each of the Selling Stockholders have agreed to indemnify each other against certain liabilities including liabilities under the Securities Act. See "Selling Stockholders."

                 ---------------------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                 ---------------------------------------------

              The date of this Prospectus is             , 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. Documents filed by the Company may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which exchange the Common Stock is listed.

    The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Fairfield (Commission File No. 1-8096) pursuant to the Exchange Act are incorporated by reference into this Prospectus:

    (i) the Company's Annual Report on Form 10-K as amended by Forms 10-K/A for the year ended December 31, 1996;

    (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

    (iii) the Company's Prospectus dated November 10, 1997, filed pursuant to Rule 424(b) under the Securities Act; and

    (iv) the description of the Company's Common Stock contained in the Company's Registration Statements on Form 8-A (Commission File No. 1-8096) filed December 8, 1995.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Fairfield Communities, Inc., 11001 Executive Center Drive, Little Rock, Arkansas 72211, Attention: Investor Relations (telephone: (501) 228-2700).

                                 RISK FACTORS

    In addition to the other information contained in this Prospectus, the following risks and investment considerations should be carefully considered in evaluating the Company and its business before purchasing any of the Shares offered hereby. Each of the following factors may have a material adverse effect on the Company's operations, financial results, financial condition, liquidity, market valuation or market liquidity in future periods.

TIMESHARE INDUSTRY OPERATING RISKS

    The Company's business is subject to all of the operating risks inherent in the timeshare industry. These risks include an oversupply of timeshare units, a reduction in demand for timeshare units, changes in travel and vacation patterns, changes in governmental regulations of the timeshare industry and increases in construction costs or taxes, as well as negative publicity concerning the industry. The timeshare industry is highly fragmented, containing a large number of developers. In the past, the timeshare industry as a whole has experienced a negative image as a result of various developers employing high pressure sales and marketing tactics, constructing low quality units and engaging in other potentially misleading practices. Consequently, negative publicity with respect to any one or more developers in the timeshare industry could have a disproportionate effect on all of the developers in the industry.

RISKS RELATED TO VACATION BREAK MERGER

    On December 19, 1997, pursuant to the Agreement and Plan of Merger, dated as of August 8, 1997 (the "Merger Agreement"), among the Company, its wholly owned subsidiary, FCVB Corp. ("Merger Sub"), and Vacation Break U.S.A., Inc., a Florida corporation ("Vacation Break"), Merger Sub merged with and into Vacation Break (the "Merger"), and each issued and outstanding share of common stock, par value $.01, of Vacation Break ("Vacation Break Common Stock") was converted into the right to receive .6075 of a share of Fairfield Common Stock and the existing warrants and options to purchase Vacation Break Common Stock were assumed by the Company at the same exchange ratio. The Company believes that the Merger with Vacation Break will offer opportunities for long-term efficiencies in operations that should positively affect future results of the combined operations of the Company and Vacation Break. However, the Merger may adversely affect the Company's financial performance in 1997 and future years until such time as the Company is able to realize the positive effect of opportunities for long-term efficiencies in operations. In addition, the combined companies will be more complex and diverse than the Company individually, and the combination and continued operation of their distinct business operations will present difficult challenges for the Company's management due to the increased time and resources required in the management effort. While the Company's management and Board of Directors believe that the combination may be effected in a manner which will realize the value of the companies, there can be no assurances as to the effect of the Merger.

    In order to maintain and increase profitability, the combined companies will need to successfully integrate and streamline overlapping functions. The Company and Vacation Break have different systems and procedures in many operational areas which must be rationalized and integrated. There can be no assurance that integration will be successfully accomplished. The difficulties of such integration may be increased by the necessity of coordinating geographically separate organizations. The integration of certain operations will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined companies. Failure to effectively accomplish the integration of the companies' operations could have an adverse effect on the Company's results of operations and financial condition.

    Transaction costs relating to the negotiation of, preparation for, and consummation of the Merger and the anticipated combination of certain operations of the Company and Vacation Break will result in a one-time charge to the Company's earnings of approximately $16 million in the fourth quarter of 1997. This charge is expected to include the fees and expenses payable to financial advisors, legal fees and other transaction expenses related to the Merger. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the Merger and the integration of the Company's and Vacation Break's operations.

    The Attorneys General of two states (Michigan and Vermont) have pending litigation and other actions against Vacation Break relating to its marketing of vacation packages alleging that Vacation Break violated the consumer protection or telemarketing laws of such states. Vacation Break is actively attempting to settle these proceedings with each of the states, and is engaged in settlement discussions with each of them. The marketing practice in question involves a prior direct mail campaign and telemarketing. The issues raised concern whether the solicitations of a vacation package properly disclosed that the offers required the vacation package to be purchased, or whether, if applicable, a tour of a timeshare resort was required in connection with the purchase of the vacation package. Vacation Break has represented to the Company that Vacation Break does not anticipate that the legal and settlement costs it expects to incur will have a material impact on Vacation Break's results of operations, liquidity or financial condition. However, there can be no assurance that settlement of the pending proceedings can be reached on terms acceptable to Vacation Break, or at all, or that additional states will not commence similar proceedings. Accordingly, future legal and settlement costs incurred, or fines assessed if settlement cannot be reached, could be substantially greater than expected.

RISKS ASSOCIATED WITH ACQUISITIONS AND NEW DEVELOPMENT OF RESORTS

    A principal component of the Company's strategy is to acquire and develop new destination resorts. The Company's future growth and financial success will depend upon a number of factors, including its ability to identify attractive resort acquisition and development opportunities, consummate the acquisition or development of such resorts on favorable terms, profitably sell vacation ownership interests ("VOIs") at such resorts, and successfully integrate the newly acquired or developed resorts into the Company's sales and marketing programs. The Company's ability to execute its growth strategy depends to a significant degree on the existence of attractive resort acquisition and development opportunities and its ability to obtain additional debt and equity capital and to fund such acquisitions and development. There can be no assurance that the Company will be successful with respect to such factors.

REGULATION OF MARKETING AND SALES OF VOIS

    The Company's marketing and sales of VOIs and other operations are subject to extensive regulation by the federal government and by the states in which the Company's resorts are located and in which its VOIs are marketed and sold. The federal government and many states have adopted specific laws and regulations regarding the sale of timeshares, telemarketing and certain of the Company's other activities. The Company believes that it is in substantial compliance
with all laws and regulations to which it is currently subject.   However, there
is no clear guidance regarding the scope and interpretation of the registration requirements of various state laws regulating certain types of timeshare marketing and sales programs.

    No assurance can be given that the cost of complying with laws and regulations in all jurisdictions in which the Company desires to conduct sales would not be significant, would not impair the cost-effectiveness of its marketing programs, or that the Company is in fact in compliance with all applicable laws and regulations. If the Company is not in substantial compliance with applicable laws and regulations, among other consequences, it could be subject to regulatory actions and purchasers of VOIs could have certain rescission rights. In addition, there can be no assurance that laws and regulations (including existing interpretations thereof) applicable to the Company in any specific jurisdiction will not be revised or that other laws or regulations will not be adopted which could increase the Company's cost of compliance or prevent the Company from selling VOIs or conducting other operations in a jurisdiction. In particular, the Company has become more reliant on telemarketing based marketing programs. Regulation of and laws governing the use of telemarketing have grown in the recent past and additional laws and regulations governing these activities may be adopted in the future. Any failure to comply with any applicable law or regulation, or any increases in the costs of compliance could have a material adverse effect on the Company.

PENDING LITIGATION

    The Company has certain lawsuits pending against it, as described in Notes 9 and 11 of the Notes to Consolidated Financial Statements in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, incorporated by reference herein. Vacation Break also has certain lawsuits pending against it as described in Note 24 of the Notes to Fiscal Year End Consolidated Financial Statements and Note 6 of the Notes to Interim Period Consolidated Condensed Financial Statements of Vacation Break included in the Company's Prospectus, dated November 10, 1997, incorporated herein. There can be no assurance that those lawsuits or any other litigation pending against the Company or Vacation Break previously disclosed will not be decided adversely and, if decided adversely, will not have a material adverse effect on the financial condition, liquidity or results of operations of the Company.

RISKS ASSOCIATED WITH FINANCING; HEDGING ACTIVITIES

    The Company offers financing to buyers of VOIs at the Company's resorts, which bears interest at fixed rates and is collateralized by a first mortgage on, or retention of title under an installment sales contract for, the underlying VOI. The Company and its wholly owned finance subsidiary, Fairfield Acceptance Corporation ("FAC"), have revolving credit facilities to finance the Company's contracts receivable. The Company's current credit facilities which finance contracts receivable are, and are expected to continue to be, at variable interest rates. The Company presently believes it has adequate borrowing availability under its credit facilities, however, any significant increase in interest rates on the Company's financing or prepayment rates on the contracts receivable could have an adverse effect on the profitability of the Company's portfolio of contracts receivable or the future availabilities under its credit facilities or its ability to obtain future financing. The Company attempts to retain borrowing availability under its revolving credit facility by periodically selling contracts receivable to FAC. The Company uses the proceeds from these sales to reduce the outstanding balance under its revolving credit facility. FAC and its subsidiaries periodically securitize such receivables through financings with third parties. The proceeds from the securitization transactions are then used to reduce the balances of FAC's revolving credit facility. However, there can be no assurance that the Company and FAC will be able to successfully continue such securitizations, and any failure to continue such securitizations could result in the Company and FAC having insufficient borrowing availability under their credit facilities to maintain their operations at current levels. In connection with certain of FAC's securitization transactions issued with variable interest rates, FAC has sought to limit its exposure to possible future increases in interest rates by purchasing interest rate caps. No assurance can be given that FAC will be able to obtain interest rate caps or other hedging instruments in connection with future securitization transactions or that the cost associated with interest rate caps or other hedging instruments will not increase FAC's operating costs. In connection with the consummation of the Vacation Break Merger, the Company will establish a short-term bridge credit facility with the lender for the Company's and FAC's revolving credit facilities. The proceeds from the bridge facility will be used primarily to repay Vacation Break's existing lenders whose borrowing costs exceed the costs Fairfield expects to obtain from its lenders. The Company expects to restructure and increase its revolving credit facility to give effect to the combined operations of Fairfield and Vacation Break and to include Vacation Break's contracts receivable in the collateral securing the restructured revolving credit facility. However, there can be no assurance that the bridge facility can be refinanced on more favorable terms or at all.

IMPACT OF ECONOMIC CYCLES

    Any substantial downturn in economic conditions or any significant price increases related to the travel and tourism industry could significantly depress discretionary consumer spending and have a material adverse effect on the Company's business. Any such economic conditions, including inflation, may also affect the future availability of attractive financing rates for the Company or its customers and may materially adversely affect the Company's business. Inflation may also affect the Company's income derived from sales of vacation packages to the extent that the Company's costs of providing vacation packages increases from the time the vacation package is sold until the time the vacation is taken. Furthermore, adverse changes in general economic conditions may adversely affect the collectability of the Company's loans to VOI purchasers.

RISKS ASSOCIATED WITH CUSTOMER DEFAULT

    The Company bears the risk of defaults by purchasers of VOIs. Because VOIs are vacation homes and not primary residences, purchasers of VOIs who finance a portion of the purchase price present a greater risk of default than typical borrowers under home mortgages. Private mortgage insurance or its equivalent is not readily available to cover VOIs. If a purchaser of a VOI defaults on the loan made by the Company to finance the purchase of such interest during the early part of the repayment schedule, the associated marketing costs other than certain sales commissions are not recoverable and they must be incurred again after the VOI has been returned to the Company's inventory for resale. Commissions paid in connection with the sale of VOIs may be recoverable from sales personnel upon default in accordance with contractual arrangements with the Company, depending upon the amount of time that has elapsed between the sale and the default and the number of payments made prior to such default. Although the Company in many cases may have recourse against sales agents for commissions paid, no assurance can be given that any commissions will be fully recovered in the event of purchaser defaults.

POSSIBLE ENVIRONMENTAL LIABILITIES

    Under various federal, state and local laws, ordinances and regulations, the current or previous owner, manager or operator of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose such liability without regard to whether the owner, manager or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The Company believes that it is in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances, but no assurance can be given that hazardous or toxic substances will not be found on its properties or properties that it previously owned or may acquire.

COMPLIANCE WITH LAWS GOVERNING ACCESS

    A number of state and federal laws, including the Fair Housing Act and the Americans with Disabilities Act, impose requirements related to access and use by disabled persons of a variety of public accommodations and facilities. Although the Company believes that its resorts are substantially in compliance with these laws, the Company may incur additional costs of complying with such laws. The ultimate amount of the cost of compliance with such legislation is not currently ascertainable, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial.

UNINSURED LOSS; NATURAL DISASTERS

    There are certain types of losses (such as losses arising from acts of war) that are not generally insured because they are either uninsurable or not economically insurable and for which the Company does not have insurance coverage. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a resort, as well as the anticipated future revenues from such resort, and would continue to be obligated on any mortgage indebtedness or other obligations related to the resort. Moreover, if the property owners association fails to adequately insure the units, any uninsured or underinsured casualty may affect the collectability of the contracts receivable related to those units. In addition, the Company's resorts could suffer significant damage as a result of hurricanes, earthquakes, floods and other natural disasters. Any such damage, as well as adverse weather conditions generally, could reduce the Company's ability to sell VOIs at its resorts.

COMPETITION

    As the Company develops destination resorts, the Company may experience significant competition for qualified personnel, favorable sites and customers at those resorts from other entities engaged in the business of resort development, sales and operation, including VOI ownership, condominiums, hotels and motels. Many well-known lodging, hospitality and entertainment companies have begun to develop and sell VOIs in resort properties. While many of those companies have targeted a more narrow market segment than the Company's historical market segment, there can be no assurance that the Company and those companies will not compete more broadly at destination locations. In such event, the Company will be required to compete with companies that may have significantly greater resources.

CONCENTRATION IN FLORIDA MARKET

    The Company currently has one resort property under development in Florida, and all of Vacation Break's resort properties are located in Florida. Accordingly, based on 1996 operations, approximately 50% of the combined businesses of the Company and Vacation Break will be concentrated in the Florida market. The Company believes that certain fundamental aspects of Florida as a location for resort properties (including climate, quality of life, and opportunities for sports and leisure activities) have contributed and will continue to contribute to the Company's and Vacation Break's abilities to sell VOIs in the Florida market. The Florida market is one of the largest markets for VOI sales in the United States. However, Florida is also one of the most competitive markets for VOI sales. In addition, historically, natural disasters and media coverage of crimes committed in Florida have had significant adverse effects on tourism in Florida. Accordingly, there can be no assurance that the Florida market will continue to be favorable for VOI sales or that the businesses of the Company and Vacation Break will not be adversely affected by their concentration in the Florida market.

APPLICABILITY OF FEDERAL SECURITIES LAWS TO THE SALE OF VOIS

    It is possible that the VOIs sold by the Company may be deemed to be securities as defined in Section 2(1) of the Securities Act. If the VOIs were determined to be securities for that purpose, their sale would require registration under the Securities Act. The Company has not registered the sale of VOIs under the Securities Act and does not intend to do so in the future. If the sale of VOIs were found to have violated the registration provisions of the Securities Act, purchasers of VOIs would have the right to rescind their purchases of those VOIs. If a substantial number of purchasers sought rescission and were successful, the Company's business, results of operations and financial conditions could be materially adversely affected.

ANTI-TAKEOVER MATTERS

    The Company is subject to various factors that could have the effect of making it more difficult for a party to acquire control of the Company, which could adversely affect the market price of the Common Stock. The Company's Certificate of Incorporation grants the Company's Board of Directors (the "Board") the authority to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), having such rights, preferences and privileges as designated by the Board without stockholder approval. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. In addition, the Company has adopted a Rights Agreement which provides for the issuance of a 2/3 right (a "Right") for each outstanding share of Common Stock. The Rights entitle the holder to purchase, under certain circumstances, one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock at $25.00 per share. The Rights may have the effect of discouraging an unsolicited takeover proposal. Section 203 of the Delaware General Corporation Law is also applicable to the Company and contains provisions that restrict certain business combinations with interested stockholders. Section 203 may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company.


                                  THE COMPANY

    The Company is one of the largest vacation ownership companies in the United States in terms of property owners and vacation ownership units constructed. The Company's 20 resorts are located in 11 states; 10 resorts are in destination areas with popular vacation attractions and 10 regional resorts are in scenic locations. The Company's principal business is selling VOIs, commonly known as timeshares, primarily through its innovative points-based vacation system, FairShare Plus(R). The Company also offers financing for VOI purchasers through its wholly owned subsidiary, FAC.

    The Company's principal executive offices are located at 11001 Executive Center Drive, Little Rock, Arkansas 72211 and its telephone number is (501) 228-2700.


                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.


                             SELLING STOCKHOLDERS

    Effective upon consummation of the Merger on December 19, 1997, Vacation Break became a wholly owned subsidiary of the Company. As a result of the conversion of shares of Vacation Break Common Stock and the assumption of Vacation Break options in the Merger, the Company (i) issued 3,157,740 shares of Common Stock to Ralph P. Muller, which includes 3,144,679 shares of Common Stock owned of record by Mr. Muller and beneficially by R&A and 13,061 shares of Common Stock owned by Mr. Muller and Alice Muller, his wife, as joint tenants with rights of survivorship, (ii) issued 761,544 shares of Common Stock to Kevin Sheehan, and (iii) assumed options exercisable by Mr. Sheehan which are deemed options to purchase 106,313 shares of Common Stock. Of the shares of Common Stock issued to Mr. Muller and R&A, Joyce North, the Executive Vice President - Sales of Vacation Break has an option to acquire 212,625 shares. Of the shares of Common Stock issued to Kevin Sheehan, Joyce North has an option to acquire 30,375 shares. If Ms. North exercises these options to acquire an aggregate of 136,688 Shares, she has the right to sell those Shares pursuant to this Prospectus upon her agreement to be bound by the terms of the Registration Rights Agreement among the Company and the Selling Stockholders, in which event this Prospectus will be supplemented accordingly. Ralph P. Muller is the former Chairman of the Board and Chief Executive Officer of Vacation Break and, effective upon consummation of the Merger, became a director of the Company, Kevin Sheehan is the former President of Vacation Break and is a consultant to the Company.

    The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders.

                          COMMON STOCK           NUMBER OF      COMMON STOCK
                           OWNERSHIP             SHARES OF        OWNERSHIP
                    PRIOR TO OFFERING (1)(2)   COMMON STOCK   AFTER OFFERING (2)
                    ------------------------  --------------  ------------------
NAME AND POSITION    NUMBER     PERCENTAGE    OFFERED HEREBY  NUMBER  PERCENTAGE
------------------  ---------  -------------  --------------  ------  ----------

Ralph P. Muller and   3,157,740(3)     14.06%         3,157,740       0       0%
R&A Partnership
Kevin Sheehan           867,857(4)      3.83%           867,857       0       0%

---------------

(1) Based on ownership of Vacation Break Common Stock as of December 18, 1997.

(2) Based on 17,140,585 shares of Common Stock outstanding as of December 18, 1997 and 5,315,764 shares of Common Stock deemed issued and outstanding which represents the aggregate shares of Common Stock issuable pursuant to the Merger to the holders of shares of Vacation Break Common Stock that were issued and outstanding on December 18, 1997.

(3) Includes 3,144,679 shares of Common Stock owned beneficially by R&A. RPM Investments, Inc., a Texas corporation wholly-owned by Mr. Muller, is the sole general partner of R&A. Pursuant to a nominee agreement, R&A has the right to dispose or direct the disposition and the right to vote or to direct the voting of 3,144,679 shares of Common Stock. Also includes (i) 13,061 shares of Common Stock owned by Mr. Muller and Alice Muller, his wife, as joint tenants with rights of survivorship and (ii) 212,625 shares of Common Stock subject to an option granted to Joyce North.

(4) Includes (i) 106,313 shares of Common Stock issuable upon exercise of options granted pursuant to the Vacation Break U.S.A., Inc. 1995 Stock Option Plan, as amended, and (ii) 50,000 shares of Common Stock subject to an option granted to Joyce North.


    The Company agreed to register the offering and sale of the Shares under the Securities Act pursuant to the terms of a Registration Rights Agreement which the Company and the Selling Stockholders entered into at the effective time of the Merger. The Company has agreed to bear all expenses incurred in connection with the registration under the Securities Act and the listing on the NYSE of the Shares. The Selling Stockholders will bear all other expenses in connection with sales of the Shares.

    Each of the Selling Stockholders has agreed to indemnify the Company, and its directors, officers and any controlling person of the Company against certain liabilities based on information furnished for use in this Prospectus, and the Registration Statement of which this Prospectus is a part, by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders and any controlling persons of the Selling Stockholders against certain liabilities based on information contained in this Prospectus, and the Registration Statement of which this Prospectus is a part, which was not furnished by the Selling Stockholders.


                             PLAN OF DISTRIBUTION

    Offers and sales of Shares pursuant to this Prospectus may be effected by the Selling Stockholder from time to time in one or more transactions through any one or more of the following: (i) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on one or more exchanges on which the securities are then listed, including the NYSE, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, (ii) directly or through brokers or agents in private sales at negotiated prices; (iii) by any other legally available means; or (iv) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein.

    In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholder or any successor in interest, and any brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions (which discounts, commissions, or concessions will not exceed those customary for the types of transactions involved) received by any such brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

    In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                 LEGAL MATTERS

   Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas.


                                    EXPERTS

   The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-K as amended by Forms 10-K/A) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

   The consolidated balance sheets of Vacation Break at December 31, 1995 and 1996 and consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus, are incorporated by reference in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                          FORWARD-LOOKING STATEMENTS

   This Prospectus (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including (without limitation) statements with respect to anticipated future operating and financial performance, growth and acquisition opportunities and other similar forecasts and statements of expectation relating to the Company. When used in this Prospectus, words such as "anticipates," "believes," "estimates," "expects," "intends," "should" and variations of these words and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Forward-looking statements made by the Company and its management are based on estimates, projections and beliefs of the management of the Company, as well as assumptions made at the time of such statements by and information then currently available to the management of the Company, as applicable, and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information or otherwise.

   Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions relating to the operations and results of operations of the Company following the Merger. Representative examples of these factors include (without limitation) general industry and economic conditions; interest rate trends; regulatory changes; cost of capital and capital requirements; availability of real estate properties; competition from national hospitality companies and other competitive factors and pricing pressures; shifts in customer demands; changes in operating expenses, including employee wages, commission structures, benefits and training; economic cycles; the continued availability of financing in the amounts and at the terms necessary to support the Company's future business, assumed cost savings and other synergistic benefits of the Merger; the success achieved or problems encountered in integrating the operations of Vacation Break into the Company and each of the factors identified in the section "Risk Factors" set forth in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                   ----------------------------------------



                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information.....................................................    2

Incorporation of Certain Documents by Reference...........................    2

Risk Factors..............................................................    3

The Company...............................................................    7

Use of Proceeds...........................................................    7

Selling Stockholders......................................................    7

Plan of Distribution......................................................    8

Legal Matters.............................................................    9

Experts...................................................................    9

Forward-Looking Statements................................................    9




                               4,025,597 SHARES



                                   FAIRFIELD
                               COMMUNITIES, INC.



                                 COMMON STOCK



                       --------------------------------

                                  PROSPECTUS

                       ---------------------------------



                                         __, 1998

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement are as follows:


          Securities and Exchange Commission filing fee    $    47,605
          Printing expenses                                      1,000
          Accounting fees and expenses                          10,000
          Legal fees and expenses                               15,000
          Miscellaneous                                            395
                                                           ------------
          Total                                            $    74,000
                                                           ============

The Company has agreed to bear all expenses incurred in connection with the registration under the Securities Act and the listing on the NYSE of the Shares. The Selling Stockholders will bear all other expenses in connection with sales of the Shares.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of the directors, officers, employees and agents of the Company to the fullest extent that may be permitted by Delaware law from time to time. Certain provisions of the Company's Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Company's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Company's Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

     The Company has also entered into indemnification agreements with its directors and officers pursuant to which the Company is generally obligated to indemnify its directors and officers to the full extent permitted by Delaware law.

ITEM 16.  EXHIBITS

EXHIBIT  DESCRIPTION
NUMBER

    2.1 Agreement and Plan of Merger, dated as of August 8, 1997, among the Company, FCVB Corp., and Vacation Break U.S.A., Inc. (previously filed as Exhibit 2.1 to the Form S-4, filed by the Registrant on November 4, 1997, SEC File No. 333-39615, and incorporated herein by reference).

    4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.8 to the Form 8-K, filed by the Registrant on September 1, 1992, SEC File No. 92-22-6962, and incorporated herein by reference).

    4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (previously filed on as Exhibit 4.2 to the Registrant's Registration Statement, SEC File No. 333-42901, on Form S-8, and incorporated herein by reference).

    4.3  Fifth Amended and Restated Bylaws of the Company (previously filed as
         Exhibit 3.(ii) to the Form 8-K, filed by the Registrant on May 22, 1996, SEC File No. 001-08096, and incorporated herein by reference).

    4.4 Supplemented and Restated Indenture between the Registrant, Fairfield River Ridge, Inc., Fairfield St. Croix, Inc. and IBJ Schroder Bank & Trust Company, as Trustee, and Houlihan Lokey Howard & Zukin, as Ombudsman, dated September 1, 1992, related to the Senior Subordinated Secured Notes (previously filed as Exhibit 3.3 to the Form 8-K filed by the Registrant on September 24, 1992, SEC File No. 92226962)

    4.5 First Supplemental Indenture to the Supplemented and Restated Indenture referenced in 4.1 above, dated September 1, 1992 (previously filed as Exhibit 3.4 to the Form 8-K filed by the Registrant on September 24, 1992, SEC File No. 92226962)

    4.6 Second Supplemental Indenture to the Supplemented and Restated Indenture referenced in 4.1 above, dated September 1, 1992 (previously filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, SEC File No. 93083843)

    4.7 Third Supplemental Indenture to the Supplemented and Restated Indenture referenced in 4.1 above, dated March 18, 1993 (previously filed as Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, SEC File No. 93130289)

    4.8 Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock, dated September 1, 1992 (previously filed as Exhibit 3.11 to the Form 8-K filed by the Registrant on September 24, 1992, SEC File No. 92226962).

    5.1  Form of opinion of Jones, Day, Reavis & Pogue (filed herewith).

   23.1  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

   23.2  Consent of Ernst & Young LLP (filed herewith).

   23.3  Consent of Coopers & Lybrand, LLP (filed herewith).

   24.1  Powers of attorney (included on the signature page hereof).

Item 17.  Undertakings

     A.   The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on December 23, 1997.

                                       FAIRFIELD COMMUNITIES, INC.

                                       By: /s/ J.W. McConnell
                                           ------------------------------------
                                           J.W. McConnell
                                           President and Chief Executive Officer



                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John W. McConnell, Robert W. Howeth and Marcel J. Dumeny, and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 23, 1997.

         SIGNATURES                               TITLE
          ---------                               -----

    /s/ J.W. McConnell        President and Chief Executive Officer; Director
----------------------------            (Principal Executive Officer)
      J.W. McConnell

   /s/ Robert W. Howeth       Senior Vice President and Chief Financial Officer
----------------------------            (Principal Financial Officer)
     Robert W. Howeth

    /s/ William G. Sell                   Vice President/Controller
----------------------------            (Principal Accounting Officer)
       William G. Sell

     /s/ Les R. Baledge                             Director
----------------------------
        Les R. Baledge

 /s/ Ernest D. Bennett, III                         Director
----------------------------
   Ernest D. Bennett, III

  /s/ Philip L. Herrington                          Director
----------------------------
    Philip L. Herrington

  /s/ Gerald Johnston                               Director
----------------------------
      Gerald Johnston

                                                    Director
----------------------------
      Bryan D. Langton

                                                    Director
----------------------------
     Charles D. Morgan

   /s/ William C. Scott                             Director
----------------------------
       William C. Scott

                                                    Director
----------------------------
      Ralph P. Muller

                                 EXHIBIT INDEX

EXHIBIT  DESCRIPTION
NUMBER

    2.1 Agreement and Plan of Merger, dated as of August 8, 1997, among the Company, FCVB Corp., and Vacation Break U.S.A., Inc. (previously filed as Exhibit 2.1 to the Form S-4, filed by the Registrant on November 4, 1997, SEC File No. 333-39615, and incorporated herein by reference).

    4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.8 to the Form 8-K, filed by the Registrant on September 1, 1992, SEC File No. 92-22-6962, and incorporated herein by reference).

    4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 4.2 to the Registrant's Registration Statement, SEC File No. 333-42901, on
         Form S-8, and incorporated herein by reference).

    4.3  Fifth Amended and Restated Bylaws of the Company (previously filed as
         Exhibit 3.(ii) to the Form 8-K, filed by the Registrant on May 22, 1996, SEC File No. 001-08096, and incorporated herein by reference).

    4.4 Supplemented and Restated Indenture between the Registrant, Fairfield River Ridge, Inc., Fairfield St. Croix, Inc. and IBJ Schroder Bank & Trust Company, as Trustee, and Houlihan Lokey Howard & Zukin, as Ombudsman, dated September 1, 1992, related to the Senior Subordinated Secured Notes (previously filed as Exhibit 3.3 to the Form 8-K filed by the Registrant on September 24, 1992, SEC File No. 92226962)

    4.5 First Supplemental Indenture to the Supplemented and Restated Indenture referenced in 4.1 above, dated September 1, 1992 (previously filed as Exhibit 3.4 to the Form 8-K filed by the Registrant on September 24, 1992, SEC File No. 92226962)

    4.6 Second Supplemental Indenture to the Supplemented and Restated Indenture referenced in 4.1 above, dated September 1, 1992 (previously filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, SEC File No. 93083843)

    4.7 Third Supplemental Indenture to the Supplemented and Restated Indenture referenced in 4.1 above, dated March 18, 1993 (previously filed as Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, SEC File No. 93130289)

    4.8 Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock, dated September 1, 1992 (previously filed as Exhibit 3.11 to the Form 8-K filed by the Registrant on September 24, 1992, SEC File No. 92226962).

    5.1  Form of opinion of Jones, Day, Reavis & Pogue (filed herewith).

   23.1  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

   23.2  Consent of Ernst & Young LLP (filed herewith).

   23.3  Consent of Coopers & Lybrand, LLP (filed herewith).

   24.1  Powers of attorney (included on the signature page hereof).